                                                                    Exhibit 12.1

                              SAFELITE GLASS CORP.
                                RATIO OF EARNINGS
                                TO FIXED CHARGES
                              (Dollars in Millions)


                                                               FISCAL YEAR (1)                           Three Months
                                                                                                             Ended
                                                  1993        1994       1995      1996      1997        April 4, 1998
                                                  ----        ----       ----      ----      ----        -------------
EARNINGS & LOSSES:
   PRE-TAX INCOME (LOSS) FROM
   CONTINUING OPERATIONS                         ($21.6)     ($2.9)      $7.5      $19.2     $(0.4)          $(5.9)
   INTEREST EXPENSE                                15.5        4.5        6.0        6.7      27.5            10.9
   PORTION OF RENTAL EXPENSE
   REPRESENTATIVE OF AN INTEREST
     FACTOR                                        11.0       11.5       12.0       12.5      14.3             7.1
                                                  -----      -----      -----      -----     ------         ------

   TOTAL EARNINGS (LOSSES)                         $4.9      $13.1      $25.5      $38.4     $41.4           $12.1

FIXED CHARGES:
   INTEREST EXPENSE                               $15.5       $4.5       $6.0       $6.7     $27.5           $10.9
   PORTION OF RENTAL EXPENSE
   REPRESENTATIVE OF AN INTEREST
     FACTOR                                        11.0       11.5       12.0       12.5      14.3             7.1
                                                   ----      -----      -----      -----     ------           ----

   TOTAL FIXED CHARGES                            $26.5      $16.0      $18.0      $19.2     $41.8           $18.0

RATIO OF EARNINGS TO FIXED CHARGES                   --         --       1.4X       2.0X        --              --

   (1) Prior to 1998, the Company's fiscal year ended on the Saturday closest to December 31 of each year. On May 18, 1998, the Company changed its fiscal year to the Saturday closest to March 31.